As filed with the Securities and Exchange Commission on November 23, 2007
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________

HALLMARK FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0447375 (I.R.S. Employer Identification Number)

777 Main Street
Suite 1000
Fort Worth, Texas 76102
(817) 348-1600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
____________________________

Mark J. Morrison
President and Chief Executive Officer
Hallmark Financial Services, Inc.
777 Main Street
Suite 1000
Fort Worth, Texas 76102
(817) 348-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________

Copies to:
Steven D. Davidson McGuire, Craddock & Strother, P.C. 3550 Lincoln Plaza 500 N. Akard Dallas, Texas 75201 (214) 954-6800
______________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
_________________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:
Common Stock, $0.18 par value per share	(1)	(1)	$75,000,000	$1,148
Secondary Offering:
Common Stock, $0.18 par value per share	5,000,000(2)	$16.15(3)	$80,750,000(3)	$1,235
Total				$2,383

(1)
An indeterminate number of shares of common stock are registered hereunder for issuance by the registrant from time to time at indeterminate prices. The aggregate public offering price of common stock offered by the registrant will not exceed $75,000,000.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock registered for resale by the selling stockholder also include such indeterminate number of shares of common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, based on the per share average of the high and low reported prices for the common stock on the Nasdaq Global Market as of November 19, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 23, 2007
PROSPECTUS
Hallmark Financial Services, Inc.
$75,000,000 Common Stock
5,000,000 Shares of Common Stock Offered by Selling Stockholder

We may offer and sell shares of our common stock, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. We will provide more specific terms of such offering and sale of our common stock in supplements to this prospectus.

In addition, the selling stockholder identified in this prospectus may offer and sell up to 5,000,000 shares of our common stock from time to time under this prospectus and any prospectus supplement. The selling stockholder may offer and sell such shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. See “Selling Stockholder” and “Plan of Distribution.”

Shares of our common stock are traded on the Nasdaq Global Market under the symbol “HALL.”

Our principal executive offices are located at 777 Main Street, Suite 1000, Fort Worth, Texas 76102, and our telephone number is (817) 348-1600.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________________

The date of this prospectus is _______________, 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell certain shares of our common stock in one or more offerings and the selling stockholder may, from time to time, sell up to 5,000,000 shares of our common stock in one or more offerings. This prospectus provides a general description of our common stock. Each time we or the selling stockholder sell shares of common stock under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of such offering. The prospectus supplement may also add, update or change any of the information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement, as well as the information incorporated in this prospectus by reference. See, “Information Incorporated by Reference.” Any information in any prospectus supplement or any subsequent material incorporated herein by reference will supersede the information in this prospectus or any earlier prospectus supplement. This prospectus may not be used to offer to sell, to solicit an offer to buy, or to consummate a sale of any shares of our common stock unless it is accompanied by a prospectus supplement.

Unless the context requires otherwise, in this prospectus the term “Hallmark” refers solely to Hallmark Financial Services, Inc. and the terms “we,” “our,” “our company” and “us” refer to Hallmark and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus summary and the materials incorporated herein by reference contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbors created thereby. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate” or similar expressions. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our business activities and availability of funds. Statements regarding the following subjects are forward-looking by their nature:

•  our business and growth strategies;

•  our performance goals;

•  our projected financial condition and operating results;

•  our understanding of our competition;

•  industry and market trends;

•  the impact of technology on our products, operations and business;

•  our use of the proceeds of any offering; and

•  any other statements or assumptions that are not historical facts.

The forward-looking statements included in this prospectus, any prospectus summary and the materials incorporated herein by reference are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework, weather-related events and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

COMPANY OVERVIEW

We are a diversified property/casualty insurance group that serves businesses and individuals in specialty and niche markets. We offer standard commercial insurance, specialty commercial insurance and personal insurance in selected market subcategories that are characteristically low-severity and short-tailed risks. We focus on marketing, distributing, underwriting and servicing property/casualty insurance products that require specialized underwriting expertise or market knowledge. We believe this approach provides us the best opportunity to achieve favorable policy terms and pricing. The insurance policies we produce are written by our three insurance company subsidiaries as well as unaffiliated insurers.

We market, distribute, underwrite and service our property/casualty insurance products through four operating units, each of which has a specific focus. Our HGA Operating Unit primarily handles standard commercial insurance, our TGA Operating Unit concentrates on excess and surplus lines commercial insurance, our Aerospace Operating Unit specializes in general aviation insurance and our Phoenix Operating Unit focuses on non-standard personal automobile insurance. Our business is geographically concentrated in the south-central and northwest regions of the United States, except for our general aviation business which is written on a national basis.

Each operating unit has its own management team with significant experience in distributing products to its target markets and proven success in achieving underwriting profitability and providing efficient claims management. Each operating unit is responsible for marketing, distribution, underwriting and claims management while we provide capital management, reinsurance, actuarial, investment, financial reporting, technology and legal services and back office support at the corporate level. We believe this approach optimizes our operating results by allowing us to effectively penetrate our selected specialty and niche markets while maintaining operational controls, managing risks, controlling overhead and efficiently allocating our capital across operating units.

The retained premium produced by our operating units is supported by our insurance company subsidiaries. American Hallmark Insurance Company of Texas presently retains all of the risks on the commercial property/casualty policies marketed by our HGA Operating Unit, assumes a portion of the risks on the commercial property/casualty policies marketed by our TGA Operating Unit and assumes a portion of the risks on the aviation property/casualty products marketed by our Aerospace Operating Unit. Gulf States Insurance Company presently assumes a portion of the risks on the commercial property/casualty policies marketed by our TGA Operating Unit. Phoenix Indemnity Insurance Company presently assumes all of the risks on the non-standard personal automobile policies marketed by our Phoenix Operating Unit and assumes a portion of the risks on the aviation property/casualty products marketed by our Aerospace Operating Unit.

RISK FACTORS

Investing in our common stock involves a number of risks. Before you decide to buy shares of our common stock, you should carefully consider the risk factors set forth in any applicable prospectus supplement and in the materials incorporated by reference herein. See, “Information Incorporated by Reference.” Risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from any sale by us of our common stock under this prospectus. We currently anticipate that the net proceeds from any sale by us of our common stock under this prospectus will be used for working capital and general corporate purposes, including funding acquisitions of businesses.

All net proceeds from the sale of shares of our common stock by the selling stockholder under this prospectus will go to the selling stockholder. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists solely of 33,333,333 shares of common stock, par value $0.18 per share. As of the date of this prospectus, 20,768,252 shares of our common stock were issued and outstanding. In addition, 966,334 shares of our common stock are reserved for issuance under our equity compensation plans. Our common stock is currently traded on the Nasdaq Global Market under the symbol “HALL.”

The following description of our common stock is a summary and is qualified in its entirety by reference to our Restated Articles of Incorporation, our Restated Bylaws, the provisions of Nevada corporate law and other applicable state law.

Dividend, Liquidation and Other Rights. Holders of shares of our common stock are entitled to receive ratably those dividends that may be declared by our board of directors out of legally available funds. Our board of directors will determine if and when distributions may be paid. However, we have never paid dividends on our common stock and our board of directors intends to continue this policy for the foreseeable future in order to retain earnings for development of our business. Also, as a holding company, Hallmark relies primarily on dividends from its insurance subsidiaries as a source of funds to pay dividends. Payment of dividends by Hallmark’s insurance subsidiaries is subject to regulatory restriction. The holders of shares of our common stock have no preemptive, subscription or conversion rights. All shares of our common stock to be outstanding following any offering under this prospectus will be duly authorized, fully paid and non-assessable. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Voting Rights. Each outstanding share of our common stock entitles the holder to one vote on all matters presented to our stockholders for a vote. The holders of one-third of the outstanding shares of our common stock constitute a quorum at any meeting of our stockholders. Assuming the presence of a quorum, directors are elected by a plurality of the votes cast. Our common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. Most amendments to our Restated Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of all outstanding shares of our common stock. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of our common stock actually voted is required for the approval of substantially all other matters.

Anti-Takeover Effects of Certain Statutory Provisions

There are no provisions in our Restated Articles of Incorporation or our Restated Bylaws intended to prevent or restrict takeovers, mergers or acquisitions of our company. However, certain provisions of Nevada corporate law and various state insurance laws could have the effect of discouraging others from attempting hostile takeovers of our company. It is possible that these provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Nevada Corporate Law Provisions. Nevada corporate law contains provisions governing “acquisition of controlling interest.” These statutes generally provide that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elect to restore such voting rights in whole or in part. These control share acquisition statutes only apply to a Nevada domestic corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (ii) does business in Nevada directly or through an affiliated corporation. The stockholders or board of directors of a corporation may elect to exempt the stock of a corporation from these control share acquisition statutes through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.

Neither our Restated Articles of Incorporation nor our Restated Bylaws exempt our common stock from the Nevada control share acquisition statutes. However, at this time we do not have 100 stockholders of record who are residents of Nevada and we do not do directly or indirectly do business in Nevada. Therefore, the provisions of these control share acquisition statutes do not presently apply to acquisitions of our shares. If these provisions were to become applicable in the future, they could discourage persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition was in the interest of our stockholders.

Nevada corporate law also contains provisions governing “combinations with interested stockholders” which may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination” unless certain conditions are met. These statutes generally define an “interested stockholder” as the beneficial owner of 10% or more of the voting shares of a publicly-held Nevada corporation, or an affiliate or associate thereof. The statutes define “combination” to include a merger or consolidation with an “interested stockholder,” or a significant sale, lease, exchange, mortgage, pledge, transfer or other disposition to an “interested stockholder.”

A corporation affected by these Nevada statutes may not engage in a combination with an interested stockholder within three years after the interested stockholder acquires its shares unless the combination or purchase was approved by the board of directors before the interested stockholder acquired such shares. If pre-approval was not obtained, then after the expiration of the three-year period the combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of certain specified thresholds.

State Insurance Laws. Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the insurance company is domiciled. Prior to granting approval of an application to acquire control of an insurance company, the state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity of the applicant’s board of directors and executive officers, the acquiror’s plans for the management of the applicant’s board of directors and executive officers, the acquiror’s plans for the future operations of the insurer and any anti-competitive results that may arise from the consummation of the acquisition of control. Generally, state insurance statutes provide that control over an insurer is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing, 10% or more of the voting securities of the insurance company. In addition, certain state insurance laws contain provisions that require pre-acquisition notification to the state insurance commissioner of a change in control with respect to a non-domestic insurance company licensed to do business in that state. While such pre-acquisition notification statutes do not authorize the state insurance commissioner to disapprove the change of control, such statutes do authorize certain remedies, including the issuance of a cease and desist order with respect to the non-domestic insurance company if certain conditions exist, such as undue market concentration. These approval requirements may deter, delay or prevent transactions that stockholders may otherwise deem to be in their best interests.

Limitation of Liability and Indemnification

Our Restated Articles of Incorporation provide that our directors and officers will not be liable to us for monetary damages for any breach of their fiduciary duty as a director or officer, other than (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of dividends in violation of Nevada corporate law. In addition, our Restated Bylaws include an indemnification provision under which we have agreed to indemnify our directors, officers, employees and agents to the fullest extent permissible by law. These provisions may discourage derivative litigation against our directors and officers even if such action, if successful, might benefit us and our stockholders. Furthermore, our stockholders may be adversely affected to the extent we are required to pay the costs of defense, settlement or damages on behalf of our directors or officers pursuant to these indemnification provisions.

 Transfer Agent

    The transfer agent and registrar for our common stock is Securities Transfer Corporation.

SELLING STOCKHOLDER

Newcastle Partners, L.P., or its pledgees, donees, transferees or other successors in interest, may from time to time offer and sell any or all of the shares of our common stock offered by it under this prospectus. Newcastle Partners, L.P. may also sell, transfer or otherwise dispose of some or all of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We do not know when or in what amounts Newcastle Partners, L.P. may offer shares of our common stock for sale under this prospectus. We will pay all expenses incurred with respect to the registration and sale of the shares of our common stock offered by Newcastle Partners, L.P. under this prospectus, other than the SEC registration fee, underwriting fees, discounts and commissions, which will be borne by the selling stockholder.

The table below sets forth information as of November 21, 2007, regarding beneficial ownership of shares of our common stock by Newcastle Partners, L.P. The number of shares, if any, to be offered by Newcastle Partners, L.P., and the amount and percentage of shares of our common stock to be owned by Newcastle Partners, L.P. following any offering under this prospectus, will be disclosed in the prospectus supplement issued in respect of that offering.

	Shares Beneficially Owned Prior to This Offering		Shares Offered	Shares Beneficially Owned After This Offering
Name of Beneficial Owner	Number	Percent(1)		Number(2)	Percent(2)(3)
Newcastle Partners, L.P.	9,738,243	46.9	5,000,000	4,738,243	22.8

(1)	Based on 20,768,252 shares of our common stock outstanding as of November 21, 2007.

(2)
Assumes that the selling stockholder sells all of the shares of our common stock offered under this prospectus and neither acquires nor disposes of any other shares of our common stock. The selling stockholder is not obligated to sell any of its shares of our common stock.

(3)	Assumes no increase or decrease in the number of outstanding shares of our common stock subsequent to November 21, 2007.

Newcastle Partners, L.P. is an affiliate of our Executive Chairman, Mark E. Schwarz. Mr. Schwarz is the managing member of Newcastle Capital Group LLC, which is the general partner of Newcastle Capital Management, L.P., which is the general partner of Newcastle Partners, L.P., Newcastle Special Opportunity Fund I, L.P., Newcastle Special Opportunity Fund II, L.P. and Newcastle Focus Fund II, L.P., the address for all of which is 200 Crescent Court, Suite 1400, Dallas, Texas 75201. As a result of these relationships, Mr. Schwarz may be deemed to beneficially own all shares of our common stock which are offered for sale by Newcastle Partners, L.P. under this prospectus.

As of November 21, 2007, Mr. Schwarz may be deemed to beneficially own 14,593,612 shares, or 70.3%, of our common stock, consisting of 48,821 shares directly owned by Mr. Schwarz, 14,167 shares which may be acquired by Mr. Schwarz pursuant to stock options exercisable within 60 days, 1,515,151 shares over which Newcastle Capital Management, L.P. exercises voting and investment power, 9,738,243 shares owned by Newcastle Partners, L.P., 1,643,965 shares owned by Newcastle Special Opportunity Fund I, L.P., 1,630,865 shares owned by Newcastle Special Opportunity Fund II, L.P. and 2,400 shares owned by Newcastle Focus Fund II, L.P. If Newcastle Partners, L.P. sells all of the shares of our common stock offered under this prospectus, none of Mr. Schwarz or his affiliates acquires or disposes of any other shares of our common stock and there is no increase or decrease in the number of outstanding shares of our common stock subsequent to November 21, 2007, the beneficial ownership of Mr. Schwarz will be reduced to 9,593,612 shares, or 46.2%, of our common stock.

PLAN OF DISTRIBUTION

We and the selling stockholder (which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus or any prospectus supplement on any stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

We and the selling stockholder may use any one or more of the following methods when disposing of shares our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If underwriters are used to sell the securities, we and the selling stockholder, if any, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that event, underwriters may receive compensation from us and the selling stockholder, if any, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

To the extent required by applicable law, a prospectus supplement relating to any such offering of shares of our common stock will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the number of shares of our common stock involved, the purchase price of such shares and the proceeds to us and the selling stockholder, if any, from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers; and

•	any securities exchanges on which the shares of our common stock may be listed.

The shares of our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the shares will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the shares if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The shares of our common stock may be sold directly by us or the selling stockholder, or through agents designated by us or the selling stockholder from time to time. Any agent involved in the offer or sale of the shares in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us or the selling stockholder to such agent will be set forth, in any required prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we or the selling stockholder may authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us or the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us or the selling stockholder to be indemnified by us or the selling stockholder against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution by us or the selling stockholder to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us or the selling stockholder in the ordinary course of business.

Any underwriters to whom securities are sold by us or the selling stockholder for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of shares of our common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the shares offered. In connection with any such offering, the underwriters, dealers or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares. Syndicate short positions involve the sale by the underwriters, dealers or agents, as the case may be, of a greater number of shares than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the shares sold for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

In connection with the sale of shares of our common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus and any prospectus supplement.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

The selling stockholder also may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by McGuire, Craddock & Strother, P.C., Dallas, Texas.

EXPERTS

The consolidated financial statements of Hallmark Financial Services, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, appearing in our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon included therein. The audit report covering the December 31, 2006 financial statements refers to a change in the accounting for stock-based compensation.  The audit report covering the December 31, 2006 financial statements refers to a change in the accounting for stock-based compensation.  Such financial statements have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006, in reliance on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC relating to the shares of our common stock offered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules filed by us with the SEC. The registration statement, exhibits and schedules provide additional information about us and our common stock. The registration statement, exhibits and schedules are available at the SEC’s public reference rooms or the SEC website at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents are available for inspection and copying by the public at the Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the internet through the SEC website at www.sec.gov. You may also find our SEC filings and other relevant information about us on our website at http://www.hallmarkgrp.com. However, the information on our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus and any prospectus supplement. Any information filed with the SEC after the date on the cover of this prospectus or any prospectus supplement will automatically be deemed to update and supersede this prospectus and such prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC with file number 001-11252 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities described in this prospectus are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our definitive proxy statement filed on April 26, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007;

•	our Current Reports on Form 8-K filed on February 9, March 23, May 14, June 8, August 10, August 23, August 24, October 1, November 8, November 13 and November 19, 2007; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 9, 2005, including all amendments and reports filed for purposes of updating such description.

You can request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following:

Hallmark Financial Services, Inc.
777 Main Street, Suite 1000
Fort Worth, Texas 76102
Attention: Mark J. Morrison, President
Telephone: (817) 348-1600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with this registration statement. All such expenses will be payable by Hallmark Financial Services, Inc., except that the selling stockholder will pay the Securities and Exchange Commission (“SEC”) registration fee attributable to the secondary offering. All items below are estimates, other than the SEC registration fees.

SEC registration fee - Primary Offering	$1,148
SEC registration fee - Secondary Offering	$1,235
Printing expenses(1)	$1,000
Accounting fees and expenses(1)	$5,000
Legal fees and expenses(1)	$15,000
Miscellaneous	$1,617
Total	$25,000

(1)	Does not include expenses in connection with preparing prospectus supplements and offering shares of common stock pursuant thereto.

Item 15. Indemnification of Directors and Officers.

The Nevada General Corporation Law (“NGCL”) provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless (i) such act or omission constituted a breach of his fiduciary duties as a director or officer; and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Under the NGCL, a corporation may indemnify directors and officers, as well as other employees and individuals, against any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation so long as such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

The NGCL further provides that indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense. The NGCL provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The registrant’s articles of incorporation provide that the directors and officers will not be personally liable to the registrant or its stockholders for monetary damages for breach of their fiduciary duty as a director or officer, except for liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the NGCL. The registrant’s bylaws and contractual arrangements with certain of its directors and officers provide that the registrant is required to indemnify its directors and officers to the fullest extent permitted by law. The registrant’s bylaws and these contractual arrangements also require the registrant to advance expenses incurred by a director or officer in connection with the defense of any proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the registrant. The registrant’s bylaws also permit the registrant to purchase and maintain errors and omissions insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The registrant does not presently maintain any such errors and omissions insurance for the benefit of its directors and officers.

Item 16. Exhibits.

Exhibit #	Description
1(a)+	Form of Underwriting Agreement
4(a)
Specimen certificate for Common Stock, $0.18 par value per share, of the registrant (incorporated by reference to Exhibit 4.1 to the registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 filed October 3, 2006).

4(b)
Indenture dated as of June 21, 2005, between Hallmark Financial Services, Inc. and JPMorgan Chase Bank, National Association (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed June 27, 2005).

4(c)
Amended and Restated Declaration of Trust of Hallmark Statutory Trust I dated as of June 21, 2005, among Hallmark Financial Services, Inc., as sponsor, Chase Bank USA, National Association, as Delaware trustee, and JPMorgan Chase Bank, National Association, as institutional trustee, and Mark Schwarz and Mark Morrison, as administrators (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed June 27, 2005).

4(d)	Form of Junior Subordinated Debt Security Due 2035 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed June 27, 2005).
4(e)	Form of Capital Security Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed June 27, 2005).
4(f)
Form of Registration Rights Agreement dated January 27, 2006, between Hallmark Financial Services, Inc. and Newcastle Special Opportunity Fund I, L.P. and Newcastle Special Opportunity Fund II, L.P. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed February 2, 2006).

4(g)
Indenture dated as of August 23, 2007, between Hallmark Financial Services, Inc. and The Bank of New York Trust Company, National Association (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed August 24, 2007).

4(h)
Amended and Restated Declaration of Trust of Hallmark Statutory Trust II dated as of August 23, 2007, among Hallmark Financial Services, Inc., as sponsor, The Bank of New York (Delaware), as Delaware trustee, and The Bank of New York Trust Company, National Association, as institutional trustee, and Mark Schwarz and Mark Morrison, as administrators (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed August 24, 2007).

4(i)	Form of Junior Subordinated Debt Security Due 2037 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed August 24, 2007).
4(j)	Form of Capital Security Certificate (incorporated by reference to Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed August 24, 2007).
5*	Opinion of McGuire, Craddock & Strother, P.C.
23(a)*	Consent of Independent Registered Public Accounting Firm.
23(b)*	Consent of McGuire, Craddock & Strother, P.C. (included in opinion filed as Exhibit 5.1).
24*	Power of Attorney (included on signature page hereto).

+	To be filed as an exhibit to a Current Report on Form 8-K in connection with a specific offering.
*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule
424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 23rd day of November, 2007.

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ MARK J. MORRISON
Mark J. Morrison, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Schwarz, Executive Chairman, and Mark J. Morrison, President and Chief Executive Officer, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in his name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant (i) any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) any and all additional registration statements, and any and all amendments thereto, relating to the same offering of securities as those that are covered by this registration statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ MARK E. SCHWARZ	Executive Chairman and Director	November 23, 2007
Mark E. Schwarz

/s/ MARK J. MORRISON	President and Chief Executive Officer	November 23, 2007
Mark J. Morrison	(principal executive officer)

/s/ JEFFREY R. PASSMORE	Senior Vice President and Chief Accounting	November 23, 2007
Jeffrey R. Passmore	Officer (principal financial and accounting officer)

/s/ SCOTT T. BERLIN	Director	November 23, 2007
Scott T. Berlin

/s/ JAMES H. GRAVES	Director	November 23, 2007
James H. Graves

/s/ GEORGE R. MANSER	Director	November 23, 2007
George R. Manser